Exhibit 99.1

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Conference Call Transcript DBRN - Q3 2009 Dress Barn Earnings Conference Call Event Date/Time: May. 21. 2009 / 4:30PM ET

CORPORATE PARTICIPANTS

 David Jaffee
 Dress Barn - President, CEO

 Armand Correia
 Dress Barn - CFO

 Keith Fulsher
 Dress Barn - Chief Merchandising Officer

 Lisa Rhodes
 Maurices - Chief Merchandising Officer

CONFERENCE CALL PARTICIPANTS

 Chris Kim
 JPMorgan - Analyst

 Scott Krasik
 CL King - Analyst

 Robin Murchison
 Sun Trust - Analyst

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

 Sam Panella
 Private Investor

 PRESENTATION

Operator

Good afternoon, ladies and gentlemen. I will be your conference facilitator today. Welcome, everyone, to the Dress Barn Inc.'s third quarter fiscal 2009 conference call. At this time, all participants are in a listen-only mode. Later, the Company will hold a question-and-answer session, and instructions will follow at that time. As a reminder, this conference call is being recorded and will be available for replay later today. Information on how to access the replay is available in the earnings news release issued earlier today.

I would like to remind participants that remarks made by management during the course of this call may contain forward-looking statements that are made pursuant to and within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 as amended. Such forward-looking statements involve known and unknown risks and uncertainties that can cause actual future results to differ materially from such statements. Those risks and uncertainties are described in today's news release, as well as the Company's filings with the SEC.

I would like to turn the call over to Mr. David Jaffe, President and CEO. Mr. Jaffe, you may begin.

David Jaffe - Dress Barn - President, CEO

Thanks, Tanya. Good afternoon, everyone. Thank you for joining us today to join our fiscal 2009 financial results. Joining me are Armand Correia, CFO, Keith Fulsher and Lisa Rhodes, Chief Merchandising Officers for Dress Barn stores and Maurices stores. We were pleased with our comp sales performance for the third quarter, with DB Inc. up 3% and by brand, Dress Barn was plus two and Maurices was plus five. This comp performance was able to deliver EPS of $0.39 compared to last year's similar amount in a much more difficult environment this year. We reacted quickly to the dramatic slow down in consumer environment and the general economy by tightly controlling inventory and cost.

We believe that our strong sales performance was driven by our market position of offering current and compelling fashion at value prices. This positioning kept our customer shopping, and we believe resonated well in the current economic climate and attracted new customers to both Dress Barn and Maurices. This, combined with our cost inventory control, enabled us to translate stronger than anticipated sales numbers in the earnings well above the expectations we provided on our February call, as our operating income for the quarter increased 11%.

It's important to note that our sales were driven without any incremental promotions or events. In fact, our markdown rate was lower at both divisions for the quarter. As a couple of side notes, the late Easter favorably impacted our April business and weather has been more seasonal this year than last year, a trend which has continued into May.

I'll now turn it over to Armand for a review of our financial performance.

Armand Correia - Dress Barn - CFO

Thank you, David. And good afternoon, everyone. As David said, we were pleased with our better than expected financial performance for our fiscal third quarter which also outperformed many of our competitors. Total sales for this quarterly period increased 7% year-over-year to $375.7 million. Driving this increase was a solid 3% increase in comp sales and a 4.5% increase in net new store growth. These results exceeded our previous expectations of flat comp sales for the third quarter. It's also worth mentioning that our Easter selling season, which includes March and April, also came in at a comp sales increase of 3%.

By division, Dress Barn stores quarterly sales increased 3% to $223.2 million, with comp sales increasing 2%. Overall sales increase was primarily driven by the comps. Reviewing some of the key sales components, ADS increased 2.5% to $70.43. AURs increased 5%, offsetting partially by a decrease of 2% in UPTs. While sales transactions increased 0.5%. Dress Barn stores comp sales performance by geographic region were strongest in the Midwest and Northeast while the Southeast, specifically Florida, was weaker.

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Maurices stores quarterly sales increased 12% to $152.5 million dollars with comp sales increasing 5%. The overall increase was driven by the 5% comp increase and net new store growth of 9.5%. Reviewing some of Maurices key sales components, ADS increased 2.5% to $49.71 while AURs increased approximately 5%, offsetting partially by a decrease of 2% in UPTs. During the quarter, store traffic was down 1.5%, but Maurices store traffic conversion rate improved by 3.5%. Maurices stores comp sales performance by geographic region was strongest in the mid Atlantic and Midwest while the Southeast was weaker.

Gross profit dollars increased 6% to $155.1 million dollars year-over-year, and as a percent of sales was 41.3% compared to an equally strong 41.4% last year. The Company total SG&A as a percent of sales was 27.4% versus 27.6% last year, representing 20 basis points of leverage. We could have achieved greater leverage if not for a 30 basis points increase in health cost that included a few extraordinary claims.

Though our business is performing despite a challenging market environment, we continue to focus on cost savings initiatives. We expect to realize some benefits to the SG&A line on some of the actions we've already taken and we discussed in our previous call into the fourth quarter, as well as fiscal 2010.

Moving down the income statement, depreciation expense was $11.7 million versus last year's $12.4 million dollars. The decrease was primarily due to the write off of obsolete IT software and hardware in last year's number. Total operating income, as David said, we're very pleased with the 11% increase to $40.3 million dollars versus the prior years in a 40 basis points improvement. The dollar increase primarily came from the gross profit line from increased sales, as well as holding our gross profit percent to approximately last year's level.

By division, Dress Barn stores quarterly operating income decreased 2%, coming in at $15.2 million dollars or 6.8% of sales compared to last year's $15.5 million dollars or 7.1% of sales. The slight dollar decrease was primarily merchandise margin related in the IMU.

Maurices store operating income increased 21% to $25.1 million and a strong 16.5% of sales. This compares to $20.8 million dollars or 15.3% of sales last year. This year's increase, operating income dollars for Maurices was on top of last year's 35% increase. The dollar increase was primarily driven by increased sales while maintaining the particularly strong gross profit performance of the year ago quarter.

Moving down the income statement, our quarterly interest income decreased to $1.0 million versus last year's $2.3 million dollars. And the decrease was due primarily to lower average interest rates on our investments. The other-income line shows a loss in this year's quarter of $296,000. This loss represents an investment impairment. Typically, this line is income and represents rental income. Net earnings for the quarter were $23.9 million dollars or $0.39 per diluted share compared to last year's $24.9 million and the same $0.39 per diluted share.

In comparing the year-over-year dollar decrease of 4% in net earnings to the increase of 11% in operating income, the following should be noted. This year's interest income decrease, this is last year of $1.3 million, is in addition to a higher effective tax rate versus last year, primarily accounted for the swing between the net earnings decrease compared to the operating income increase.

Our quarterly weighted average diluted shares outstanding was 61.8 million shares, a decrease of 1.4 million shares compared to last year's 63.2 million. This year's decrease was primarily due to less shared dilution impact from our 2.5% convertible senior notes. The EPS dilution impact of our convertible notes kicks in when our average stock price climbs above the conversion price of $10.51.

Both Dress Barn and Maurices continue to generate strong cash flow that more than supports our working capital needs and planned capital expenditures. During the third quarter, we generated cash flow from operations of approximately $75 million, which helped add approximately $57 million to our cash and marketable securities balance. ending the quarter at $360 million compared to $256 million last year.

Our debt remains unchanged and includes $115 million of our 2.5% convertible senior notes due 2024, with the first put and call feature in December of 2011. In addition, we have an existing 5.3% fixed rate mortgage on our Dress Barn combined headquarters and distribution center facility due in 2023, with a current outstanding balance of $28 million. We also have a $100 million credit facility we have not drawn on this line and it has supported approximately $40 million in outstanding letters of credit at quarter end. Our credit facilities contain a number of customary covenants and remain comfortably in full compliance.

CapEx for the period was $17.8 million. CapEx was primary used for new stores. During our previous call, we mentioned tearing back our capital expenditure for the fiscal year from the original plan of $70 million to approximately $60 million, and very likely will be under that number.

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Turning to inventories, we are in excellent shape with clearance levels well below last year. Total inventories ending the quarter were $176 million compared to last year's comparable number of $175 million, despite a combined square footage increase of 5%. On a per square foot basis, inventories decreased 4%. By division, Dress Barn stores inventories was $120 million compared to last year's $120 million. However, down 2% on a per square foot and average store basis. While Maurices inventories came in at $56 million, compared to $55 million last year, however down 8% on a per square foot basis as well as average store basis.

Total inventories entering the fourth quarter are in good shape and remain current, which presents some increased merchandise margin opportunities for both Maurices as well as Dress Barn stores.

In addition, we've gotten off to a good start for our fiscal fourth quarter with a better than expected May sales performance month to date. We are up against a quarterly comp decrease of 2% last year. I want to thank you, and now I will turn it over to Keith Fulsher, our Dress Barn Stores Chief Merchandising Officer.

Keith Fulsher - Dress Barn - Chief Merchandising Officer

Thanks, Armand. We were pleased with the overall performance of Dress Barn stores for the quarter. Our continued focus on inventory control, coupled with strong customer acceptance of our new offerings, has enabled us to achieve a plus two comp sales increase. On the product size, our new merchandising initiatives are delivering results. Suit separates, under the Jones Studio label, was rolled out to 500 Dress Barn and 400 Dress Barn Woman stores and trended nicely ahead of plan.

YVOS, our proprietary contemporary lifestyle collection that is priced 25% higher than our core assortments is also ahead of plan and has shown strong improvement from our fall 2008 results. The pieces have been rolled out to 50 additional stores and are performing well. In accessories, shapewear has emerged as a new business that is delivering meaningful sales for the Company. The success of these new initiatives is a major reason we're able to deliver a positive comp store increase for the quarter.

In our core assortments, the dress business has been particularly strong with prints driving the business. Although knit dresses remain our largest category, we're seeing strong selling and more structured looks along with dresses. Our woven top business is also exceeding plan, being driven by the strong Boho trend which should continue throughout the summer selling period. We are also having the best spring sweater season in a few years, with layered pieces and cardigans driving the business. Overall, color is happening for spring 2009. To complement our strong black and white color story, corals, purples and greens are performing well, with spice tones being the newest trend.

On the negative side, the pants business continues to struggle, as our customer is choosing to spend her dollars on fashion tops rather than basic bottoms to update her existing wardrobe.

As Armand has stated, we're pleased with the increase in our average unit retail which is up 5%. There are two major reasons for the increase in AUR. First, we have shifted our business mix. We are seeing higher priced fashion items increase as a percentage of the total in our core assortments. we have reinforced our fashion content and as a result are capturing new customers that are responding favorably to the shift in our assortments. In addition, the success of YVOS and suit separates at a much higher retail price point has helped increase our overall AUR.

The second driver for the AUR increase was our cleaner inventory position and lower levels of clearance. We took fewer markdowns than last year. We believe that the increase in AUR for the quarter should prove sustainable and continue into the summer selling season.

Before I turn the call over to Lisa, I want to reinforce that our continued focus on inventory control is paying off. Our inventories are cleaner than last year, with clearance levels down 9% on an average store basis and overall inventories down 2%. We have ample liquidity in our plan to chase trending items or inventories due to our effort to speed up the supply chain by buying closer to need and our focus on buying less imports up front as a percentage of our total buy.

Armand Correia - Dress Barn - CFO

 I would now like to turn it over to Lisa Rhodes, Chief Merchandising Officer of Maurices.

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Lisa Rhodes - Maurices - Chief Merchandising Officer

Thank you, Keith. At Maurices we are pleased with the 5% quarterly comp increase we achieved. This on top of last year's 4% comp increase. Also, as Keith mentioned, our customer continues to be more discerning in her style selection. She is seeking the newest fashions and best value for her money and is not necessarily seeking the lowest price or becoming more promotionally driven. We have anticipated and responded to this.

Spring has been driven by three key strategies to drive a higher average selling price and gain greater market share. Firstly, while always key to Maurices success, we have further heightened our focus on ensuring color differentiation across all lifestyle shops. After a fall selling season dominated by neutrals, color has given the customer a reason to buy. Colors from bright to earth tones to mid tones have all been well received by our customers.

Secondly, playing to our customer's desire for new looks in her closet, we have expanded our fashion knit top assortment while maintaining a great offering of volume driving layering pieces. Whether in casual, dressy or occasion dressing, this diversity of style offering has appealed to a broader range of customers within the store. We believe that this is generating a reason to purchase and is a good illustration of how being trend right on fashion really can propel the business.

Lastly, our newest merchandise category, plus size, continues to be a highlight, generating solid comp increases throughout the third quarter. In its second full year, we are very pleased with the progress of this concept and believe it remains an under serviced category in the marketplace. It continues to present great opportunity for Maurices to enhance our business.

We enter the fourth quarter, our inventories are well-controlled. We carried 8% less inventory than last year at a per square foot basis at May BOM. More importantly, our inventories are very current as we head into the summer months. As we look ahead, we will continue to take a cautiously optimistic stance investing our inventory in fashion tops and key bottoms, and remaining liquid and flexible to react as the business dictates.

Thank you. And I would like to turn it over to David Jaffe.

David Jaffe - Dress Barn - President, CEO

Thanks, Lisa. Turning to marketing, in the third quarter all economic indicators revealed that our target customers of both brands were shopping for fashion providing high perceived value. Our marketing strategy has been focused on driving sales, customer acquisition and market share. Dress Barn launched its new national print and in store Econome campaign, with the tag line "Live within your means, dress beyond them. Dress Barn. We carried our value message into two direct mail pieces that adjusted to the Easter calendar shift and delivered strong results.

Through various credit promotions, we've increased applications, reactivation retention, with market share rising 7.5% to 25% of sales. Generally, at Maurices, our fashion value message, "Love what you wear, Adorable, Affordable," was communicated through in store and outreach tools and two direct mail pieces. One in February and one in March, both of which delivered strong results. And at Maurices, our credit card penetration is off slightly to 27%.

As we enter the fourth quarter, our strategic initiatives at both brands work to maintain our momentum providing great fashion at affordable prices. At Dress Barn, we have two direct mail pieces. Our Mother's Day scratch-off that exceeded expectations, and our private sale in July. At Maurices we have two mailers this quarter. Our main mailer that ends today with compelling results thus far, and a second mailer to kick off back to school in July, in addition to friends and family schedule in June.

Turning to real estate, Dress Barn opened 11 stores and closed three in the third quarter, with no additional openings and 7 more closings projected in the fourth quarter. In the third quarter, Maurices opened 13 and closed three stores, with another 17 openings and three closings planned in the fourth quarter. Both divisions are off a few units off our initial plans based primarily on landlord delays. We will be providing an update on our 2010 store growth plan on our September call.

In conclusion, we have good trends heading into the fourth quarter. Our inventories are in excellent shape, both in terms of level and content. The cost controls we put in place this the beginning of the calendar year remain in force. And I'm pleased to report that to the first 3.5 weeks of fiscal May, our comp sales trends continue the third quarter pace of positive mid single digits.

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Again, our customers continue to be attracted to our merchandise offerings without incremental promotions or markdowns. While I'm still concerned about the economy and whether it's truly recovering, our stable trends gives us confidence in both the viability of our strategic positioning as well as our financial outlook. Therefore, we are raising our EPS guidance for the fiscal 2009 year to $1, $1.05 from our previous expectation of $0.70 to 0.85. We will provide an outlook and guidance for fiscal 2010 at our year-end call in September.

As Armand described earlier, our balance sheet is in a very strong position with $360 million in cash and investments. Our convertible debt is not puttable for another 2.5 years, but we also have $100 million line of credit that is untapped. For the year we expect CapEx to be $60 million, but we will still generate $85 million of free cash flow.

This strength enables us to consider many options to enhance shareholder value. Thank you for your continued interest in Dress Barn Inc. And I will now open it up for questions. Tanya.
 QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). Your first question will come from the line of Chris Kim with JPMorgan. Please proceed.

Chris Kim - JPMorgan - Analyst

Hi, everyone. Congratulations.

David Jaffe - Dress Barn - President, CEO

Hi, Chris.

Chris Kim - JPMorgan - Analyst

Tremendous results in this tough environment.

David Jaffe - Dress Barn - President, CEO

Thank you.

Chris Kim - JPMorgan - Analyst

So first question just regarding SG&A, you guys announced, I think, what was it, a $6 million program a couple months ago. I was just curious if there was sort of a waiting between a third quarter and fourth quarter and how we should be looking at SG&A dollar growth in the fourth quarter.

Armand Correia - Dress Barn - CFO

Chris, the $6 million, again, was on an annualized basis that we described. And we did indicate that we felt pretty comfortable that with the initiatives that we had in place at both Dress Barn stores and Maurices stores that we would be looking at about a $3 million for the half. And that basically is split down between the third quarter and the fourth quarter.

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Chris Kim - JPMorgan - Analyst

Okay. So it would be pretty safe to assume kind of a mid single digit SG&A dollar growth for the fourth quarter?

Armand Correia - Dress Barn - CFO

That's a good assumption.

Chris Kim - JPMorgan - Analyst

And also just looking at your guidance and kind of backing into the fourth quarter, I know that the share count kind of messes the flow up a little bit. Am I looking at this correctly that the guidance assumes operating margins are down in the fourth quarter?

Armand Correia - Dress Barn - CFO

The guidance would assume that operating margins as a percent of sales would be down from the third quarter numbers.

Chris Kim - JPMorgan - Analyst

Okay. But it sounds like quarter to date the comp cadence continues to be relatively robust in mid single digits. So I guess we can only hope that that trend continues and perhaps we get more leverage in the business.

Armand Correia - Dress Barn - CFO

Obviously, we would all hope so.

Chris Kim - JPMorgan - Analyst

Okay. Just throwing that out there. And, finally, David, you guys have $360 million in cash. $100 million more than investments and $100 million more than last year. Any kind of update whatsoever in terms of what to do with that cash?

David Jaffe - Dress Barn - President, CEO

No. Nothing new, Chris.

Chris Kim - JPMorgan - Analyst

Okay. That's all I've got. Thanks so much, guys.

David Jaffe - Dress Barn - President, CEO

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Thank you.

Operator

And your next question will come from the line of Scott Krasik with CL King. Please proceed.

Scott Krasik - CL King - Analyst

Thank you. Everybody, let me add my congratulations.

David Jaffe - Dress Barn - President, CEO

Thank you, Scott.

Armand Correia - Dress Barn - CFO

Thank you, Scott.

Scott Krasik - CL King - Analyst

Is there anything in the cadence or the monthly comps from a year ago that would make the comparison look uneven or this mid single digit in May, there was nothing in June or July for, say, a year ago that would make it more difficult.

David Jaffe - Dress Barn - President, CEO

Well, yes, I think there is. First, if you look at March, April, we put those together for the Easter shift. And as I said in the beginning of my comments, last year May was really nasty weather- wise. So I think we are benefiting among other things, I think we are benefiting from the warmer weather. So that makes May an easier comp. I think when we get to June and July, I think things begin to balance out a little bit. And I think the comps are going to be a little more challenging.

Scott Krasik - CL King - Analyst

So that minus five that you did at Dress Barn a year ago, that was heavily weighted towards May?

Armand Correia - Dress Barn - CFO

Yes.

David Jaffe - Dress Barn - President, CEO

That's correct.

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Scott Krasik - CL King - Analyst

Okay. Were June and July -- I know you don't do by month, but can you give some idea relatively what June and July were a year ago?

Armand Correia - Dress Barn - CFO

For Dress Barn stores, June was negative kind of low to mid single digits. And July was positive low single digits.

Scott Krasik - CL King - Analyst

Okay. That's helpful. Thanks. And then plus size at Dress Barn, how is that doing, where do we stand now?

David Jaffe - Dress Barn - President, CEO

It's trending right with missy. Really no difference in the overall trend between the two businesses.

Scott Krasik - CL King - Analyst

Okay. Customer acquisition, is there any anecdotal evidence you can give, any things that you're hearing that you are really taking customers. Obviously, some of your competitors are not putting up the results you are.

David Jaffe - Dress Barn - President, CEO

Well, let me give you -- it's a small data point. But just today our credit card company did an analysis for me that looked at our new accounts for the quarter. And in the income bracket of $150,000 to $250 ,000, which is last year was just over 5% of our new accounts, that is customers with income of $150,000 to $250,000 last year for the first quarter was about 5%. This year it's over 15%. So in this market, this economy to get that kind of an increase to me at least is an anecdotal data point that tells you you're getting higher income women to shop Dress Barn. Now, obviously that's just the ones that are applying for credit cards. Who knows what's going on for the women that don't need a Dress Barn credit card. But we thought that was interesting, it's probably the one data point I can point to specifically versus just the anecdotal comments we're getting from our stores.

Scott Krasik - CL King - Analyst

That's excellent. And then just remind me on the marketing front, the magalogs you sent out, you haven't really begun to target sort of new customers have you, those are all going to existing.

David Jaffe - Dress Barn - President, CEO

Well, in fairness, of our active customer base, active is purchased in the last 12 months, about 40% of them are new to the database in that time period.

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Scott Krasik - CL King - Analyst

Okay.

David Jaffe - Dress Barn - President, CEO

So what we're saying is we're constantly adding new customers. And 40% of our active list are people that were not on our list a year ago.

Scott Krasik - CL King - Analyst

Okay. So realistically, new people are getting the magalog.

David Jaffe - Dress Barn - President, CEO

That's correct.

Scott Krasik - CL King - Analyst

Okay. And then the weakness for Maurices in the southeast, that was not just Florida related, is that sort of market -- more new market related?

David Jaffe - Dress Barn - President, CEO

Lisa, you want to talk about merchandise. From the real estate perspective, it is a new market for us. And as we expand into that market, our name is not as well known and it's been a little more challenging. And, Lisa, you may want to touch on this. There are some slightly different merchandising trends in that market versus, say, the Midwest.

Lisa Rhodes - Maurices - Chief Merchandising Officer

Some of the trends that are slightly different that we have put some initiatives in on are what we had called club wear. We have now renamed to occasion dressing. And that piece of the business represents a greater percent to the total there versus what we're more known for being the jeans and T-shirts. So from a lifestyle standpoint in the southeast, they dress a little bit different for events, we have now micro merchandised to capitalize on that.

Scott Krasik - CL King - Analyst

Okay. And then Dress Barn really is just a function of Florida?

David Jaffe - Dress Barn - President, CEO

Yes.

Scott Krasik - CL King - Analyst

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Okay. All right. Thanks, guys.

David Jaffe - Dress Barn - President, CEO

Thanks, Scott.

Operator

Your next question will come from the line of Robin Murchison with SunTrust. Please proceed.

Robin Murchison - Sun Trust - Analyst

Hey, guys. This is Brian in for Robin.

David Jaffe - Dress Barn - President, CEO

Hi, Brian.

Robin Murchison - Sun Trust - Analyst

Hey, congratulations on some great results this quarter.

David Jaffe - Dress Barn - President, CEO

Thank you.

Robin Murchison - Sun Trust - Analyst

I was just wondering if you could comment a little bit further on Mother's Day. I know you said that the mailers were well received. What about traffic and business in general?

David Jaffe - Dress Barn - President, CEO

Well, we can't speak to traffic at Dress Barn because we don't have the traffic counters. But it was a very, very strong week for us. And I think it was driven by certainly the mailer. Certainly, the weather was reasonable . And at the same time, I think we've had some good momentum building throughout the season. And all that kind of kicked in. Keith and Lisa, do you want to add a little more to

Keith Fulsher - Dress Barn - Chief Merchandising Officer

I think it's pretty accurate.

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President, CEO

Lisa.

Lisa Rhodes - Maurices - Chief Merchandising Officer

Nothing to add.

David Jaffe - Dress Barn - President, CEO

There you go, Brian.

Robin Murchison - Sun Trust - Analyst

Excellent. One more question, how should we be thinking of inventory at the end of the fourth quarter?

David Jaffe - Dress Barn - President, CEO

You know what, Keith and Lisa, why don't you both speak from your perspective what you're trying to achieve.

Keith Fulsher - Dress Barn - Chief Merchandising Officer

I think in Dress Barn, I think we'll continue where we are which is down low single digits. There might be an opportunity for us to go maybe a little lower, we'll see. And clearance continues to be much, much lower than last year. Okay.

Lisa Rhodes - Maurices - Chief Merchandising Officer

At Maurices we'll be similar to that that just Dress Barn just quoted. We'll be somewhere between low single and low mid.

Robin Murchison - Sun Trust - Analyst

Excellent. All right. Thank you guys very much and best of luck.

David Jaffe - Dress Barn - President, CEO

Thanks, Brian.

Operator

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Your next question will come from the line of [Sam Panella], private investor. Please proceed.

Sam Panella Private Investor

Good afternoon and just let me add my congratulations on the quarter. Thinking about the gross margin in the fourth quarter, can you just remind us what went on last year and how we should be thinking about that year-over-year either by division or as a whole.

David Jaffe - Dress Barn - President, CEO

I think we do need to break it down by division because there were two different stories last year. So, Keith, why don't you start off and talk about what was last year and what you're hoping for this year.

Keith Fulsher - Dress Barn - Chief Merchandising Officer

Yes. Last year May was a difficult month for us, as David had said. It was a little more pressure as we came out of Mother's Day time period. We had a little too much pre-summer merchandise, so we had to step on the gas a little bit for markdowns in June and July. There is an opportunity there for some potential margin increases for Dress Barn if you look forward to our fourth quarter. So it's tough to say right now. But there is opportunity there.

Lisa Rhodes - Maurices - Chief Merchandising Officer

At Maurices, where the comp increased for fourth quarter last year is similar to what it was in the third quarter, our inventory positioning is similar. So we're expecting margins to be similar to where they came in last year.

Sam Panella Private Investor

Great.

David Jaffe - Dress Barn - President, CEO

Sam, I just want to add when you look at the operating margin percents last year, I think it's fair to assume similar operating margins at this point in time. I think last year we came in, I believe, Dress Barn Inc. a little over 9.5% with Maurices at 12% and Dress Barn at a little over 8%. I think those are the kind of levels that it's reasonable to assume that could be achieved.

Sam Panella Private Investor

Okay. Great. Thank you. And, Lisa , can you just talk about what worked well at Maurices in terms of the product, maybe what were the tougher categories and an update on the e-commerce initiative

Lisa Rhodes - Maurices - Chief Merchandising Officer

What really worked well for Maurices kind of as I had mentioned within my comments were a couple driving things. First and foremost our maturation of the 14-24 business was great for the quarter. And we continued it. We believe that will continue through 2010. Additionally, the knit top business across the entire store has been quite dynamic. And that could be from layering pieces to basic wear at work items. And the greatest growth part there across occasion dressing, casual dressing and wear at work have been fashion tops. And it's really been about fashion and value. And the combination of that has driven our AUR at Maurices.

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

As far as weaknesses, not dissimilar to Keith, basic long leg non-denim bottoms have been a weak part of the business. As far as e-commerce goes, we are on track for a mid-fall launch. And every day we're making steps closer to that and are very excited about it.

Sam Panella Private Investor

Okay. Great. Thanks and good luck. Thanks,

Operator

Your next question is a follow-up coming from the line of Scott Krasik with CL King. Please proceed.

Scott Krasik - CL King - Analyst

Thanks. David, any update on real estate gains you're getting on some of the negotiations or any opportunities there?

David Jaffe - Dress Barn - President, CEO

I think it's ongoing, Scott. I think we just came back from ICSC earlier this week and I think the landlords are a bit subdued right now. They're facing some challenges. Maybe a little bit moreso in the malls than in the strips. But clearly we're in a very, very strong position. And we're trying to take more of a proactive role with the landlords rather than try and beat them up and get concessions, which they're really not interested in giving.

We're going to them and looking at the entire portfolio and trying to strengthen our portfolio with each landlord by extending leases to help them where it's appropriate, and relocating or expanding stores or what have you. And because we've got between the two divisions we have over 1500 stores, we go in with pretty good leverage with the landlords. And I think that approach is going to work fairly well for us.

Scott Krasik - CL King - Analyst

Okay. And then how many stores is YVOS in now? YVOS is in 400 Dress Barn stores and 100 Dress Barn Woman stores. And the Dress Barn Woman stores was new this spring. Okay. Is that having a meaningful impact on AUR yet?

David Jaffe - Dress Barn - President, CEO

In Dress Barn it is, with 400 stores that I mentioned before. That's one factor in raising our AUR. In Dress Barn Woman to a lesser extent, because it's only in 100 stores.

Scott Krasik - CL King - Analyst

Okay. And then just did you comment on the wear at work business, Keith?

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

 Keith Fulsher - Dress Barn - Chief Merchandising Officer

Wear at work business is pretty strong. The Jones suit separates which I discussed before, turned out to be a pretty good business for us. And that is in 500 Dress Barn stores and 400 Dress Barn Woman stores. So we're pleased with the results of that program at this point.

Scott Krasik - CL King - Analyst

Okay. Thanks. Congratulation, guys.

David Jaffe - Dress Barn - President, CEO

Thank you.

Operator

(Operator Instructions). Your next question is a follow-up question coming from the line of Robin Murchison with SunTrust.

Robin Murchison - Sun Trust - Analyst

Hey, guys. It's Brian again. I was just wondering if you could give us an idea what type of sales you're planning fall receipts on.

David Jaffe - Dress Barn - President, CEO

At this point we're not giving really any guidance on that , Brian, but I'll tell you you're not going to be surprised by the number. It's not going to be a scary number. And it's consistent with the kind of results we've been seeing for the last six

Robin Murchison - Sun Trust - Analyst

Okay. Excellent. Thanks again and best of luck. Thanks.

Operator

(Operator Instructions).

David Jaffe - Dress Barn - President, CEO

All right, Tanya. I think we're done. Everyone, thank you very much for your interest in Dress Barn. We look forward to speaking to you at our year end call in September.

Operator

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Final Transcript
May. 21. 2009 / 4:30PM ET, DBRN - Q3 2009 Dress Barn Earnings Conference Call

Ladies and gentlemen, thank you for your participation in today's conference. This concludes the presentation. You may now disconnect, and have a great day.

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